UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 11, 2009

Martek Biosciences Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-22354	52-1399362
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6480 Dobbin Road, Columbia, Maryland		21045
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	410-740-0081

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01 Regulation FD Disclosure.

At a hearing held on June 11, 2009 before the Opposition Division of the European Patent Office ("EPO") in The Hague, Netherlands regarding Martek's arachidonic ("ARA") patent that was granted in 2007, the Opposition Division upheld the patent with narrower claims. Suntory, N.V. Nutricia and Cargill had each filed oppositions to the patent with the Opposition Division, however, N.V. Nutricia withdrew its opposition prior to this hearing. The claims were narrowed by adding a specified ratio of ARA to eicosapentaenoic acid, or EPA, in infant formula applications. The narrower claims cover the use of Martek’s blended microbial oil products in infant formula, but do not cover microbial ARA when blended with certain fish oils in infant formula. Martek plans to appeal the decision to the Board of Appeals of the EPO. During the pendency of such an appeal, which will likely take between one and two years from the date the appeal is filed, the original claims of the patent will remain in full force and effect. In addition, Martek’s pending European divisional patent applications may, if granted, offer additional protection similar to that previously provided by the broader original claims. Martek does not believe this decision will have a material adverse impact on its infant formula revenues.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Martek Biosciences Corporation

June 16, 2009	By:	/s/ Peter L. Buzy

Name: Peter L. Buzy
Title: Chief Financial Officer, Treasurer and Executive Vice President for Finance and Administration